Exhibit 2.k.2

EXECUTION COPY

AMENDMENT NO. 4 TO

AMENDED AND RESTATED LOAN FUNDING AND SERVICING AGREEMENT

(VFCC Transaction with ACS Funding Trust I)

THIS AMENDMENT NO. 4 TO AMENDED AND RESTATED LOAN FUNDING AND SERVICING AGREEMENT, dated as of June 29, 2004 (this “Amendment”), is entered into by and among ACS FUNDING TRUST I, as the borrower (in such capacity, the “Borrower”), AMERICAN CAPITAL STRATEGIES, LTD., as the servicer (in such capacity, the “Servicer”), VARIABLE FUNDING CAPITAL CORPORATION, as the conduit lender (in such capacity, the “Conduit Lender”), WACHOVIA CAPITAL MARKETS, LLC (f/k/a Wachovia Securities, Inc.), as the deal agent (in such capacity, the “Deal Agent”), WACHOVIA BANK, NATIONAL ASSOCIATION (“WBNA”), as the swingline lender (in such capacity, the “Swingline Lender”), WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor by merger to Wells Fargo Bank Minnesota, National Association), as the collateral custodian (in such capacity, the “Collateral Custodian”) and as the backup servicer (in such capacity, the “Backup Servicer”), and is acknowledged and agreed to by WACHOVIA BANK, NATIONAL ASSOCIATION, as the hedge counterparty (in such capacity, the “Hedge Counterparty”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement (as defined below).

R E C I T A L S

WHEREAS, the parties hereto entered into that certain Amended and Restated Loan Funding and Servicing Agreement, dated as of June 13, 2003 (such agreement as amended, modified, supplemented, waived or restated from time to time, the “Agreement”);

WHEREAS, the parties hereto desire to amend the Agreement in certain respects as provided herein;

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. AMENDMENTS.

(a) The following definitions in Section 1.1 of the Agreement are hereby amended and restated in their entirety:

“Facility Amount”: (a) On any date prior to and including August 13, 2004, $425,000,000, and (b) on any date after August 13, 2004, $350,000,000, as such amount may vary from time to time upon the written agreement of the parties hereto; provided, that, such amount may not at any time exceed the aggregate Commitments then in effect; provided, further, that, on or after the Termination Date, the Facility Amount shall be $0.

(b) Clause (i) of Section 2.l(a) of the Agreement is hereby amended and restated in its entirety as follows:

“(i) VFCC Note shall be in the name of ‘Wachovia Capital Markets, LLC, as the Deal Agent’ and shall be in a face amount equal to $425,000,000.”

(c) The Commitment of VFCC as the Conduit Lender set forth on the signature pages of the Agreement is hereby amended and restated to be “On any date prior to and including August 13, 2004, $425,000,000, and on any date after August 13, 2004, $350,000,000; provided, however, that the sum of the Advances outstanding under the VFCC Note and Swingline Advances outstanding under the Swingline Note shall not, in the aggregate, exceed the Facility Amount.”

SECTION 2. INCREASE IN FACILITY AMOUNT AND AMOUNT OF VFCC NOTE.

Upon this Amendment becoming effective, the Facility Amount shall be increased to (a) on any date prior to and including August 13, 2004, $425,000,000, and (b) on any date after August 13, 2004, $350,000,000; provided, that, the Deal Agent shall have first received an executed version of the amended, restated and substituted VFCC Note attached to this Amendment as Annex A (the “New Note”). Such New Note shall replace and supersede any VFCC Note previously executed by the Borrower pursuant to the Agreement (the “Replaced Note”). Such New Note evidences the same indebtedness, and is secured by the same Collateral as the Replaced Note. The Deal Agent shall return the Replaced Note to the Borrower.

SECTION 3. AGREEMENT IN FULL FORCE AND EFFECT AS AMENDED AND WAIVED.

Except as specifically amended and waived hereby, all provisions of the Agreement shall remain in full force and effect. After this Amendment becomes effective, all references to the Agreement, the “Loan Funding and Servicing Agreement,” “hereof,” “herein,” or words of similar effect referring to the Agreement shall be deemed to mean the Agreement as amended hereby. This Amendment shall not constitute a novation of the Agreement, but shall constitute an amendment and waiver thereof. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as expressly set forth herein.

SECTION 4. REPRESENTATIONS.

Each of the Borrower and Servicer represent and warrant as of the date of this Amendment as follows:

(i) it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;

(ii) the execution, delivery and performance by it of this Amendment are within its powers, have been duly authorized, and do not contravene (A) its charter, by-laws, or other organizational documents, or (B) any Applicable Law;

(iii) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment by or against it;

(iv) this Amendment has been duly executed and delivered by it;

(v) this Amendment constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity;

(vi) it is not in default under the Agreement; and

(vii) there is no Termination Event, Unmatured Termination Event, or Servicer Termination Event.

SECTION 5. CONDITIONS TO EFFECTIVENESS.

The effectiveness of this Amendment is conditioned upon (i) the payment by the Servicer of the structuring fee due to the Deal Agent in the amount of $150,000, (ii) payment of the outstanding fees and disbursements of Dechert LLP, as counsel to the Deal Agent, (iii) delivery of executed signature pages by all parties hereto to the Deal Agent and (iv) the receipt by the Deal Agent of an enforceability opinion in a form and substance satisfactory to it.

SECTION 6. MISCELLANEOUS.

(a) This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b) The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c) This Amendment may not be amended or otherwise modified except as provided in the Agreement.

(d) The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.

(e) Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(f) This Amendment represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

(g) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BORROWER:	ACS FUNDING TRUST I

	By:	American Capital Strategies, Ltd., as Servicer

By:
Name:
Title:

ACS Funding Trust I c/o American Capital Strategies, Ltd. 2 Bethesda Metro Center, 14th Floor Bethesda, Maryland 20814 Attention: Compliance Officer Facsimile: (301) 654-6714 Telephone: (301) 951-6122

THE SERVICER:	AMERICAN CAPITAL STRATEGIES, LTD.

By:
Name:
Title:

American Capital Strategies, Ltd. 2 Bethesda Metro Center, 10 Floor Bethesda, Maryland 20814 Attention: Compliance Officer Facsimile: (301) 654-6714 Telephone: (301) 951-6122

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

CONDUIT LENDER:	VARIABLE FUNDING CAPITAL CORPORATION
Commitment: On any date prior to and including August 13, 2004, $425,000,000, and on any date after August 13, 2004, $350,000,000; provided, however, that the	By:	Wachovia Capital Markets, LLC (f/k/a Wachovia Securities, Inc., as attorney- in-fact
sum of the Advances outstanding under the	By:
VFCC Note and the Swingline Advances	Name:
outstanding under the Swingline Note shall	Title:
not, in the aggregate, exceed the Facility Amount.

Variable Funding Capital Corporation

c/o Wachovia Capital Markets, LLC

One Wachovia Center, Mail Code: NC0600

301 South College Street

Charlotte, North Carolina 28288

Attention:     Raj Shah

Facsimile:      (704) 383-7939

Telephone:    (704) 374-6230

with a copy to:

Lord Securities Corp. 2 Wall Street, 19th Floor New York, New York 10005 Attention: Vice President Facsimile: (212) 346-9012 Telephone: (212) 346-9008

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

THE DEAL AGENT:	WACHOVIA CAPITAL MARKETS, LLC (f/k/a Wachovia Securities, Inc.)

By:
Name:
Title:

Wachovia Capital Markets, LLC One Wachovia Center, Mail Code: NC0600 301 South College Street Charlotte, North Carolina 28288 Attention: Raj Shah Facsimile: (704) 383-7939 Telephone: (704) 374-6230

SWINGLINE LENDER	WACHOVIA BANK, NATIONAL ASSOCIATION

Commitment: $30,000,000; provided,	By:
however, that the sum of the Advances	Name:
outstanding under the VFCC Note and	Title:
the Swingline Advances outstanding under the Swingline Note shall not, in the aggregate, exceed the Facility Amount.

Wachovia Bank, National Association

One Wachovia Center, Mail Code: NC0600

301 South College Street

Charlotte, North Carolina 28288

Attention:     Raj Shah

Facsimile:      (704) 383-7939

Telephone:    (704) 374-6230

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

THE BACKUP SERVICER AND THE COLLATERAL CUSTODIAN:	WELLS FARGO BANK, NATIONAL ASSOCIATION
(as successor by merger to Wells Fargo Bank Minnesota, National Association)

By:
Name:
Title:

Wells Fargo Bank, National Association

Sixth Street and Marquette, MAC: N9311-161

Minneapolis, Minnesota 55479

Attention:        Corporate Trust Services

                          Asset-Backed Administration

Facsimile:        (612) 667-3464

Telephone:      (612) 667-8058

Acknowledged and Agreed as of the date above first written.

WACHOVIA BANK, NATIONAL ASSOCIATION, as the Hedge Counterparty

By:
Name:
Title:

Wachovia Bank, National Association One Wachovia Center, DC-8 Charlotte, North Carolina 28202-0600 Attention: Bruce M. Young Facsimile: (704) 383-0575 Telephone: (704) 383-8778

ANNEX A

EXHIBIT B-1

FORM OF AMENDED, RESTATED

AND SUBSTITUTED VFCC NOTE

$425,000,000, provided, however, that the sum of Advances

Outstanding under this Note and the Swingline

Advances outstanding under the Swingline

Note shall not, in the aggregate, exceed the Facility Amount

June 29, 2004

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501 (a)(l)-(3) OR (7) UNDER THE SECURITIES ACT) PURCHASING FOR INVESTMENT AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN EACH CASE, SUBJECT TO (A) THE RECEIPT BY THE INDENTURE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE INDENTURE AND (B) THE RECEIPT BY THE SERVICER AND THE DEAL AGENT OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SERVICER AND THE DEAL AGENT THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATIONS UNDER THE SECURITIES ACT, (4) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (5) PURSUANT TO A VALID REGISTRATION STATEMENT. THE PURCHASE OF THIS NOTE WILL BE DEEMED A REPRESENTATION BY THE ACQUIRER THAT EITHER: (I) IT IS NOT, AND IS NOT PURCHASING THIS NOTE FOR, ON BEHALF OF OR WITH THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR

OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF ERISA AND/OR SECTION 4975 OF THE CODE, OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(d) OF THE CODE) THAT IS SUBJECT TO ANY FEDERAL, STATE, OR LOCAL LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR (11) PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 OR SOME OTHER PROHIBITED TRANSACTION EXEMPTION IS APPLICABLE TO THE PURCHASE, HOLDING AND DISPOSITION OF THIS NOTE BY THE ACQUIRER.

THIS NOTE IS NOT PERMITTED TO BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE AMENDED AND RESTATED LOAN FUNDING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IN NO EVENT SHALL THE BORROWER (DEFINED BELOW) BE ENTITLED TO HAVE ADVANCES MADE TO IT UNDER THIS NOTE, AND THE SWINGLINE NOTE IN AN AGGREGATE AMOUNT IN EXCESS OF (A) ON ANY DATE PRIOR TO AND INCLUDING AUGUST 13, 2004, FOUR HUNDRED TWENTY-FIVE MILLION DOLLARS ($425,000,000), AND (B) ON ANY DATE AFTER AUGUST 13, 2004, THREE HUNDRED FIFTY MILLION DOLLARS ($350,000,000).

THE PRINCIPAL AMOUNT OF THIS NOTE WILL VARY AS ADVANCES ARE MADE AND PAID DOWN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE MAXIMUM AMOUNT SHOWN ON THE FACE THEREOF.

FOR VALUE RECEIVED, ACS FUNDING TRUST I, a Delaware statutory trust (the “Borrower”), promises to pay to WACHOVIA CAPITAL MARKETS, LLC (“WCM”), as the agent for Variable Funding Capital Corporation (the “Deal Agent”) or its or Variable Funding Capital Corporation’s (“VFCC”) successors or assigns, the principal sum of FOUR HUNDRED TWENTY-FIVE MILLION DOLLARS ($425,000,000) or, if less, the unpaid principal amount of the aggregate loans (“Advances”) made by VFCC to the Borrower pursuant to the Amended and Restated Loan Funding and Servicing Agreement (as defined below), as set forth on the attached Schedule, on the dates specified in the Amended and Restated Loan Funding and Servicing Agreement, and to pay interest on the unpaid principal amount of each Advance on each day that such unpaid principal amount is outstanding at the applicable Interest Rate related to such Advance as provided in the Amended and Restated Loan Funding and Servicing Agreement on each Payment Date and each other dates specified in the Amended and Restated Loan Funding and Servicing Agreement.

This Note is issued pursuant to the Amended and Restated Loan Funding and Servicing Agreement, dated as of June 13, 2003 as amended by Amendment No. 1, dated as of October 7, 2003, Amendment No. 2, dated as of January 2, 2004, Amendment No. 3, dated as of April 22,

2004 and Amendment No. 4, dated as of June 29, 2004 (as amended, modified, waived, supplemented or restated from time to time, the “Amended and Restated Loan Funding and Servicing Agreement”), by and among the Borrower, American Capital Strategies, Ltd., as the servicer (the “Servicer”), Variable Funding Capital Corporation, as the conduit lender, WCM, as the deal agent, Wachovia Bank, National Association, as the swingline lender, and Wells Fargo Bank, National Association, as the backup servicer and as the collateral custodian. Capitalized terms used but not defined in this Note are used with the meanings ascribed to them in the Amended and Restated Loan Funding and Servicing Agreement.

Notwithstanding any other provisions contained in this Note, if at any time the rate of interest payable by the Borrower under this Note, when combined with any and all other charges provided for in this Note, in the Amended and Restated Loan Funding and Servicing Agreement or in any other document (to the extent such other charges would constitute interest for the purpose of any applicable law limiting interest that may be charged on this Note), exceeds the highest rate of interest permissible under applicable law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be exceeded the rate of interest under this Note shall be equal to the Maximum Lawful Rate. If at any time thereafter the rate of interest payable under this Note is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest under this Note at the Maximum Lawful Rate until such time as the total interest paid by the Borrower is equal to the total interest that would have been paid had applicable law not limited the interest rate payable under this Note. In no event shall the total interest received by VFCC under this Note exceed the amount which VFCC could lawfully have received had the interest due under this Note been calculated since the date of this Note at the Maximum Lawfull Rate.

Payments of the principal of, and interest on, Advances represented by this Note shall be made by the Borrower to the holder hereof by wire transfer of immediately available funds in the manner and at the address specified for such purpose as provided in Article 2 of the Amended and Restated Loan Funding and Servicing Agreement, or in such manner or at such other address as the holder of this Note shall have specified in writing to the Borrower for such purpose, without the presentation or surrender of this Note or the making of any notation on this Note.

If any payment under this Note falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day and interest shall be payable on any principal so extended at the applicable Interest Rate.

If all or a portion of (i) the principal amount hereof or (ii) any interest payable thereon or (iii) any other amounts payable hereunder shall not be paid when due (whether at maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is equal to the Base Rate plus 1.0%, in each case from the date of such non-payment to (but excluding) the date such amount is paid in full.

Portions or all of the principal amount of the Note shall become due and payable at the time or times set forth in the Amended and Restated Loan Funding and Servicing Agreement. Any portion or all of the principal amount of this Note may be prepaid, together with interest thereon (and as set forth in the Amended and Restated Loan Funding and Servicing Agreement, certain costs and expenses of VFCC) at the time and in the manner set forth in, but subject to the provisions of, the Amended and Restated Loan Funding and Servicing Agreement.

Except as provided in the Amended and Restated Loan Funding and Servicing Agreement, the Borrower expressly waives presentment, demand, diligence, protest and all notices of any kind whatsoever with respect to this Note.

All amounts evidenced by this Note, VFCC’s making such Advance and all payments and prepayments of the principal hereof and the respective dates and maturity dates thereof shall be endorsed by the Deal Agent on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by the Deal Agent in its internal records; provided, however, that the failure of the Deal Agent to make such a notation shall not in any way limit or otherwise affect the obligations of the Borrower under this Note as provided in the Amended and Restated Loan Funding and Servicing Agreement.

The holder hereof may sell, assign, transfer, negotiate, grant participations in or otherwise dispose of all or any portion of any Advances made by VFCC and represented by this Note and the indebtedness evidenced by this Note.

This Note is secured by the security interests granted pursuant to Section 8.1 of the Amended and Restated Loan Funding and Servicing Agreement. The holder of this Note, as agent for VFCC, is entitled to the benefits of the Amended and Restated Loan Funding and Servicing Agreement and may enforce the agreements of the Borrower contained in the Amended and Restated Loan Funding and Servicing Agreement and exercise the remedies provided for by, or otherwise available in respect of, the Amended and Restated Loan Funding and Servicing Agreement, all in accordance with, and subject to the restrictions contained in, the terms of the Amended and Restated Loan Funding and Servicing Agreement. If a Termination Event shall occur and be continuing, the unpaid balance of the principal of all Advances, together with accrued interest thereon, shall be declared, and become due and payable in the manner and with the effect provided in the Amended and Restated Loan Funding and Servicing Agreement.

This Note is the “VFCC Note” referred to in the Amended and Restated Loan Funding and Servicing Agreement. This Note shall be construed in accordance with and governed by the laws of the State of New York.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this Note as on the date first written above.

ACS FUNDING TRUST I

By:
Name:
Title:

SCHEDULE TO NOTE

Date of Advance or Repayment	Principal Amount of Advance	Principal Amount of Repayment	Outstanding Principal Amount